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Exhibit 23.2

Consent of Beard Miller Company LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2004, included in the Prospectus of American Bank Holdings, Inc. which is made a part of the Registration Statement (Amendment No. 4 to Form SB-2 No. 333-111271) and Prospectus of American Bank Holdings, Inc. for the registration of 1,150,000 shares.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
February 14, 2005

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Consent of Beard Miller Company LLP